Exhibit 4.1
GT GLOBAL TELECOM & TECHNOLOGY, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 378979 10 8 This certifies that is the owner of AMERI BY: FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0001 PER SHARE, OF CAN (hereinafter called the “Corporation”), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon (N GLOBAL TELECOM & TECHNOLOGY, INC. STOCK T surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all the provisions of EW RA the Certificate of Incorporation and By-Laws of the Corporation (copies of which are on file at the office of the Transfer Agent of the Corporation), to all of which YORK, N.Y.) N the holder by acceptance hereof assents. SFE This certificate is not valid unless countersigned by the Transfer Agent. TR R Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. ANSF & TR Dated: ER AGE UST AUTH ••• • • ••• ROCP O RATE NT AND By: By: COMPAN ORIZED SEAL Y, REGISIGN 2005 STRARATURE DELA WAER CHIEF EXECUTIVE OFFICER EXECUTIVE CHAIRMAN ••••••••••••• • ••••••••••••< B>••••••••••••••• •••••••••••••••• ? ? ? ?? ?? ?? ????????????????????????????????????????????????????????? OCELETL ABO&M TECHNOLOGY,I

Global Telecom & Technology, Inc.
     The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT-		Custodian

TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship	under Uniform Gifts to Minors
		and not as tenants in common	Act

(State)
Additional abbreviations may also be used though not in the above list.
     For value received,                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.